EXHIBIT 10.17(a)

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is executed to be effective as of March 1, 2022 (the “Effective Date”), between SWITCHBACK MEDICAL LLC, a Minnesota limited liability company (“Sublessor”), and ANTERIS TECHNOLOGIES CORPORATION, a Minnesota corporation (“Sublessee”). Sublessor and Sublessee may be hereinafter referred to jointly as “Parties” and each separately may be referred to as a “Party.”

WHEREAS, the Sublessor is has entered into a lease (” Primary Lease”) dated April 3, 2020 with Five Star, LLC, a Minnesota limited liability company (the “Landlord”) as attached hereto as Exhibit A, for approximately 29,656 square feet of space located at 11600-11628 96th Avenue North, Maple Grove, MN 55369 (the “Leased Premises”); and

WHEREAS, Sublessor desires to sublease approximately 8,900 square feet of the Leased Premises to the Primary Lease (“Subleased Premises”) on the terms and conditions set forth herein. The Subleased Premises and associated square footages are specifically shown on Exhibit B.

NOW, THEREFORE, in consideration of the payment of rent and the performance by the Parties of the mutual covenants and conditions set forth herein, the Parties incorporate the above recitals and hereby further agree as follows:

1.	TERM.

A.	Term.

(i)            Initial Term. The initial term of this Sublease (“Initial Term”) shall be for a period of twenty four (24) months, commencing on March 1, 2022 (the “Commencement Date”), and terminating on February 29, 2024 (“Termination Date”).

(ii)           Option to Extend. Sublessee shall have the option to extend the term of this lease for a period of time to be negotiated in good faith between the parties prior to the Termination Date. Sublessee shall give at least ninety (90) days’ advanced written notice to the Sublessor prior to the end of the then-current Termination Date to exercise its options.

(iii)          If for any reason the term of the Primary Lease is terminated prior to the Termination Date, the Sublessee shall have the option of (1) terminating the Sublease on the date of such termination of the Primary Lease or (2) negotiating a new Lease Agreement for the Subleased Premises directly with the Landlord before vacating the Subleased Premises

B.	Termination. Sublessee shall have the right to terminate this Sublease at any time during the Initial Term, for any reason or no reason, by providing ten (10) days’ written notice to the Sublessor. If the Sublessee terminates the Sublease under this Agreement, a break fee of the lesser of (a) [***] or (b) the amount that remains due to Sublessor under this Sublease shall be payable to Sublessor within thirty (30) days of notice under this section 1B.

C.	Tender of Possession. Sublessor and Sublessee hereby acknowledges and agree that Sublessor tendered or will tender possession of the Subleased Premises to Sublessee on the Commencement Date.

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Sublessee’s Initials		Sublessor’s Initials

2.	DEMISE; PERMITTED USE.

A.	Demise. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor the Subleased Premises.

B.	Permitted Use. Sublessee shall use and occupy the Subleased Premises solely for the same or similar purposes that Sublessor uses the Leased Premises.

3.	RENT.

A.	Gross Rent. Sublessee agrees to pay Sublessor rental for the use of the Premises, beginning on the Commencement Date, the set gross amount of [***] per month during the term of this Sublease, (“Gross Rent”) which shall include all utilities, including but not limited to heat, air conditioning, gas, electric, sewer, water, telephone and internet, sprinkler alarm system, recycling, and rubbish removal. Gross Rent shall be payable without any prior demand therefor and without any abatement, deduction or setoff whatsoever. In consideration of the fact that Sublessee has agreed to allow Sublessor to move out of the Subleased Premises on a staggered basis that may extend beyond the Commencement Date by several weeks, Gross Rent shall be reduced as follows for the first two months after the Commencement Date as follows:

First month:              50% reduction off Gross Rent

Second month:         25% reduction off Gross Rent

Notwithstanding the foregoing, Sublessor shall take commercially reasonable steps to ensure that Sublessee has reasonable access, use, and quiet enjoyment of the Subleased Premise as of the Commencement Date.

B.	Payment. All Gross Rent payments shall be paid via electronic check to Sublessor at Sublessor’s financial institution and in monthly installments, in advance, on the first business day of each calendar month without any prior demand therefor and without any abatement, deductions or setoffs whatsoever. On each such date, Sublessee shall pay the full Gross Rent payment then owing. The monthly installments of Gross Rent payable on account of any partial calendar month during the term of this Sublease, if any, shall be prorated. Other than the Gross Rent and any payments required under Section 7, no additional payments shall be made by Sublessee to Sublessor or Landlord.

C.	Insurance. Sublessee shall maintain appropriate workers’ compensation insurance covering Sublessee’s activities in the Subleased Premises. Other than as provided in this Section 3C, Sublessor is responsible for all insurance required under the Primary Lease and shall name Sublessee as an additional insured. Sublessor shall promptly provide certificates of insurance upon request of Sublessee.

4.	INDEMNIFICATION.

A.	Sublessee hereby agrees to defend, indemnify and hold harmless Sublessor, Landlord (as defined below) and their respective members, agents, contractors, subcontractors and employees (hereinafter referred to collectively, the “Sublessor Parties”) from any and all claims, causes of action, liability, suits, litigation (including reasonable attorneys’ fees and other costs of investigation and Litigation), actions, losses damages or claims of any nature (“Losses”) whatsoever which arise out of or in connection with: (i) any accident, injury or damages occurring within the Subleased Premises; or (ii) any grossly negligent act or omission or intentional willful misconduct of Sublessee or its agents, employees, contractors, subcontractors, invitees, licensees or customers (hereinafter referred to collectively as “Sublessee Parties”) solely in connection with Sublessee’s use of the Subleased Premises; or (iii) any act, claim or amount arising or recovered under workers’ compensation law occurring within the Subleased Premises and in no other part of the Leased Premises. This indemnification shall exclude responsibility for any indirect, consequential or resultant damages and for arising by reason of any grossly negligent or intentional act of Sublessor Parties.

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Sublessee’s Initials		Sublessor’s Initials

B.	Without limiting the rights or remedies Landlord may have against Sublessee, Sublessor hereby agrees to defend, indemnify, and hold harmless from any and all amounts and fees from and against any third party against Sublessee including Landlord for any and all loss, cost, liability, damage, or expense incurred by Sublessee, including attorneys’ fee in such action against Sublessee, by counsel of Sublessee’s choice.

C.	The indemnifications in this Section 4 exclude any indemnification provisions of any other agreements by and between Sublessee and Sublessor (“Other Agreements”). Except as to any Losses directly related to the Subleased Premises under 4, the indemnification provisions of the Other Agreements shall supersede any terms and conditions of this agreement.

D.	With respect to the indemnification procedures in this Section 4, the Party seeking indemnification will promptly notify the indemnifying Party in writing of any claims for which such Party seeks indemnification pursuant to this Section 4 and cooperate with the indemnifying Party at the indemnifying Party’s sole cost and expense. The indemnifying Party will immediately take control of the defense and investigation of such claim and will employ counsel reasonably acceptable to the other Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense. The indemnifying Party will not settle any claim on any terms or in any manner that adversely affects the rights of the other Party without the other Party’s prior written consent, which will not be unreasonably withheld or delayed. The other Party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing. A Party’s failure to perform any obligations under this Section 4 will not relieve the indemnifying Party of its obligations herein except to the extent that the indemnifying Party can demonstrate that it has been prejudiced as a result of such failure.

E.	The indemnification set forth herein shall survive the termination or expiration of this Sublease.

5.	PRIMARY LEASE.

A.	This Sublease is subject and subordinate to the Primary Lease. A redacted copy of the Primary Lease is attached hereto as Exhibit A and made a part of this Sublease.

B.	The terms, covenants, and conditions of the Primary Lease, in the form attached hereto as Exhibit A. are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Landlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublessor and every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Sublessor shall, in respect of this Sublease, be binding on and inure to the benefit of Sublessee.

C.	Neither Party shall do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant, or condition of the Primary Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease. The Parties agree to use commercially reasonable efforts to keep and perform promptly, each of the terms, covenants and conditions of the Lease relating to the Subleased Premises, provided however, that nothing in this sentence is intended to limit, waive, or restrict Sublessor’s indemnity obligation in Section 4B.

D.	Sublessee hereby agrees that Landlord is solely responsible for the performance of any of the terms and conditions required to be performed by Landlord under the terms of the Primary Lease. Notwithstanding the foregoing, on the written request of Sublessee, Sublessor shall make a written demand on Landlord to perform its obligations under the Lease with respect to the Subleased Premises if Landlord fails to perform same within the time frame and in the manner required under the Primary Lease; provided, however, Sublessee shall not be required to bring any action against the Landlord to enforce its obligations. In the event that any legal action against the Landlord is required, Sublessor and Sublessee shall each be responsible for 50% of the costs of any such action.

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Sublessee’s Initials		Sublessor’s Initials

E.	For any repairs required under Section 17 of the Primary Lease occurring after the Commencement Date and as a result of Sublessee’s use of the Subleased Premises, Sublessee shall each be responsible for the costs of such repair.

6.	SHARED SPACE.

Sublessor shall ensure that Sublessee has reasonable access at all times to the Leased Premises, including halls, passageways, entrances, exits, stairwells, lavatories, and other spaces that are reasonably necessary for Sublessee to conduct its business. For the avoidance of doubt, Sublessor shall ensure that Sublessee has access at all times to any portions of the Leased Premises that are required for Sublessor to access the Subleased Premises, such as access through other portions of the Leased Premises to reach the subleased loading dock. In addition, Sublessor shall have access to all shared space identified in green on Exhibit B. Sublessor shall not sublease any other space of the Leased Premises that conflicts with the terms of this Section 6.

7.	CONSTRUCTION.

Following the execution and delivery of this Sublease and Sublessor’s receipt of any required permits (which is the sole responsibility of Sublessor to promptly obtain), Sublessor, with the oversight and approval of Sublessee, will construct or cause to be constructed the improvements in the Subleased Premises substantially in accordance with the construction plans as agreed to by the Parties. Sublessor is responsible under Section 14 of the Primary Lease for obtaining Landlord’s consent to any such improvements, as may be required. The cost of the agreed-upon construction will be paid for by Sublessee.

8.	QUIET ENJOYMENT.

Sublessor agrees that so long as Sublessee shall timely pay the Gross Rent and perform all of its other obligations under this Sublease to Sublessor, Sublessee shall peaceably have and enjoy the use of the Sublease Premises without hindrance from Sublessor.

9.	REPRESENTATIONS OF SUBLESSOR.

Sublessor represents and warrants the following is true and correct as of the Effective Date:

A.	Sublessor is the tenant under the Primary Lease and has the capacity to enter into this Sublease with Subtenant, subject to Prime Landlord’s consent.

B.	The Primary Lease attached hereto as Exhibit A is a true, correct, and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.

C.	Sublessor has not received any notice, and has no actual knowledge, of any default by Sublessor under the Primary Lease.

D.	Sublessor uses and occupies the Leased Premises in accordance with the terms of the Primary Lease and has not received any notice, and has no actual knowledge, of any breach by Sublessor under the Primary Lease.

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Sublessee’s Initials		Sublessor’s Initials

E.	Sublessor has acted according to Section 8 of the Primary Lease in obtaining Landlord’s consent for this Sublease.

10.	NOTICES.

All notices required or permitted under this Sublease shall not be effective unless such notice(s) are personally delivered or mailed by certified mail, return receipt requested, postage prepaid, or by reputable commercial overnight courier service, or electronic mail to the following addresses (or at such other address as either party may designate to the other party by written notice given in accordance with this Section 10):

To Sublessor:	Switchback Medical LLC
7625 Boone Avenue
Brooklyn Park, MN

To Sublessee:	Anteris Technologies Corporation
860 Blue Gentian Road, Suite 340
Eagan, MN 55121
Attn: [***]
Email: [***]

To Landlord:	Five Star Industrial, LLC
168 North Griggs Street
Saint Paul, MN 55104

Any notice given hereunder shall be deemed to be received three (3) days after the date of mailing if given by certified mail, upon actual receipt if delivered by reputable commercial overnight courier service or personal delivery, or upon transmission of e-mail if delivered by electronic mail without any bounceback receipt.

11.	SEVERABILITY.

Should any provision of this Sublease be declared invalid by a court of competent jurisdiction, the remaining terms shall remain effective, provided that elimination of the invalid provision does not materially prejudice either Sublessor or Sublessee with regard to their respective rights and obligations.

12.	SUCCESSORS AND ASSIGNS.

The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublessee and Sublessor and their respective permitted successors and assigns.

13.	ASSIGNMENT OR SUBLETTING.

Sublessee shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent (which shall not be unreasonably be withheld) of: (a) Sublessor; and (b) Landlord. Sublessor shall not assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent (which shall not be unreasonably be withheld) of Sublessee.

14.	ENTIRE AGREEMENT.

This Sublease contains the entire agreement between the parties regarding the Subleased Premises contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Sublease shall remain unaffected.

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Sublessee’s Initials		Sublessor’s Initials

15.	AMENDMENTS AND MODIFICATIONS.

This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

16.	GOVERNING LAW; ATTORNEYS’ FEES.

The matter set forth in this Sublease shall be governed by the laws of the State of Minnesota. Venue of any action brought under this Sublease shall lie in Hennepin County, Minnesota. In the event of any litigation or arbitration between Sublessor and Sublessee arising under this Sublease, the party who substantially prevails shall be entitled to recover its attorneys’ fees, expert witness fees and other costs incurred in connection with such litigation or arbitration. All of those provisions intended to survive the expiration or termination of this Agreement, including but not limited to Section 3, shall survive.

17.	COUNTERPARTS.

This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

[Signatures Appear On Following Page]

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Sublessee’s Initials		Sublessor’s Initials

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease to be effective as of the Effective Date.

SUBLESSOR: SWITCHBACK MEDICAL LLC, a Minnesota limited liability company

/s/ Darlene Kiefer
By: Darlene Kiefer
Its: CFO

SUBLESSEE: ANTERIS TECHNOLOGIES CORPORATION, a Minnesota corporation

/s/ David St Denis
By: David St Denis
Its: COO

Consented to by Landlord:

LANDLORD: FIVE STAR INDUSTRIAL, LLC, a Minnesota limited liability company

/s/ William Dunnigan
By: William Dunnigan
Its: William Dunnigan
Address: Managing Member
Date:

The exhibits to this Agreement listed below have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of these exhibits will be provided to the Securities and Exchange Commission upon request.

Exhibit A – Primary Lease

Exhibit B – Subleased Premises